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                                                                   EXHIBIT 10.26

TECHNOLOGY STRATEGIC ALLIANCE: MEMORANDUM OF UNDERSTANDING


1. This Memorandum defines the intent of Kaiser Electro-Optics (KEO) and Vista Medical Technologies (VMT) to co-operate in advancing the technology and application of medical head mounted displays (MHMD).

2. KEO and VMT will co-operate in joint development programs as appropriate, both for the existing MHMD and future iterations. Such co-operation will be determined by managements on a project by project basis. Development programs undertaken by KEO will be paid for according to a fee structure mutually agreed in advance of the program commencing.

3.  KEO will grant VMT              * * *                         of
    independently developed new technology or devices, exercisable provided that VMT contracts with KEO for a mutually agreed proportion of the development work and eventual production of the resulting medical device.

4. Technology independently developed by VMT or developed by KEO under contract to VMT (provided that the technology, idea or product specification was an original contribution of VMT and
    * * *                                                remains the exclusive
    property of VMT.  KEO will have                    * * *
    * * * to apply such technology in fields other than medicine in return for compensation to VMT to be mutually agreed.

5. KEO recognizes that VMT will gradually build an independent technical capability, although it will be only sensible to minimize duplication of
    technological resources.  For example,                * * *
             * * *            .  However, VMT acknowledges KEO'S investment in
    its technical personnel and agrees not to recruit them for a period of
    * * *   , unless both managements agree otherwise.

6. KEO and VMT acknowledge that this memorandum represents a statement of intent by both parties and that all resulting co-operation will be managed on an arms length basis and on terms mutually agreed for each project. Common sense and common interest should be the prevailing principles.


    For Vista Medical Technologies:         For Kaiser Electro-Optics:

    /s/ John Lyon                           /s/ Jerry Carolio
     -------------------------------         --------------------------------
    John Lyon, President                    Jerry Carollo, President

    July 19, 1995                           July 19, 1995
     -----------------                       -------------------
    Date                                    Date


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